UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

WisdomTree, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-10932

Delaware	13-3487784
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

250 West 34th Street

3rd Floor

New York, NY 10119

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WT	The New York Stock Exchange
Preferred Stock Purchase Rights		The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 16, 2023, WisdomTree, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The Company’s stockholders voted on four proposals (each described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 1, 2023) at the 2023 Annual Meeting. First Coast Results, Inc., the independent inspector of election (the “Inspector of Election”) for the 2023 Annual Meeting, delivered its final vote tabulation on June 22, 2023 that certified the final voting results for each of the matters that were submitted to a vote at the 2023 Annual Meeting. Set forth below are the final voting results as provided by the Inspector of Election.

Each stockholder of record was entitled to one vote per share of common stock on each proposal. On April 27, 2023, the record date for the 2023 Annual Meeting (the “Record Date”), there were 149,263,168 shares of common stock outstanding. Present at the 2023 Annual Meeting in person or by proxy were holders of shares of common stock representing an aggregate of 135,464,425 votes, or 90.76% of the voting power entitled to vote at the 2023 Annual Meeting as of the Record Date, constituting a quorum.

Proposal 1.	To elect three Class II members and three Class III members of the Company’s Board of Directors, to serve until the 2024 annual meeting of stockholders.

WisdomTree Nominees	For	Withheld	Broker Non- Votes
LYNN S. BLAKE	134,544,558	909,415	—
DANIELA MIELKE	118,040,449	17,409,695	—
WIN NEUGER	89,444,693	46,013,255	—
SHAMLA NAIDOO	116,661,532	18,792,440	—
FRANK SALERNO	59,322,512	76,137,122	—
JONATHAN STEINBERG	116,312,193	19,143,737	—

ETFS Capital Limited Nominees	For	Withheld	Broker Non- Votes
BRUCE E. AUST	46,046,410	87,650,285	—
TONIA PANKOPF	75,077,292	58,619,808	—
GRAHAM TUCKWELL AO	18,458,127	115,239,367	—

The Company’s stockholders voted to elect Lynn S. Blake, Daniela Mielke, Win Neuger, Shamla Naidoo, Jonathan Steinberg and Tonia Pankopf as directors to serve until the 2024 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

Proposal 2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes
134,954,774	125,620	384,031	—

The Company’s stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Proposal 3.	An advisory resolution to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
114,494,513	20,371,982	597,930	—

The Company’s stockholders approved a non-binding, advisory resolution on the compensation of the Company’s named executive officers.

Proposal 4.	The ratification of the adoption by the Board of Directors of the Stockholder Rights Agreement, dated March 17, 2023, by and between the Company and Continental Stock Transfer & Trust Company.

For	Against	Abstain	Broker Non-Votes
103,695,283	31,275,924	493,218	—

The Company’s stockholders ratified the adoption by the Board of Directors of the Stockholder Rights Agreement, dated March 17, 2023, by and between the Company and Continental Stock Transfer & Trust Company.

Item 8.01	Other Events.

On June 16, 2023, the Company issued a press release announcing the preliminary results of the 2023 Annual Meeting described in Item 5.07 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release issued by WisdomTree, Inc., dated June 16, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISDOMTREE, INC.

Date: June 22, 2023	By:	/s/ Marci Frankenthaler
Marci Frankenthaler
Chief Legal Officer

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